Exhibit 99.1

U.S. GoldMining Files PEA Technical Report for Its Whistler Project, Alaska

Anchorage, Alaska – March 23, 2026 – U.S. GoldMining Inc. (NASDAQ: USGO) (“U.S. GoldMining” or the “Company”) is pleased to announce that it has filed an S-K 1300 technical report summary (the “S-K 1300 Report”) and a Canadian National Instrument 43-101 (“NI 43-101”) technical report respecting the initial economic assessment for the initial economic assessment (the “PEA”) on its 100%-owned Whistler Gold-Copper Project (“Whistler” or the “Project”) in Alaska reported in its news release dated March 2, 2026.

2026 Whistler PEA Highlights1:

●	Strong economics and quick payback: After-tax net present value at 5% discount rate (“NPV5%”) of $2.0 billion, an internal rate of return (“IRR”) of 33%, and initial payback of 2.1 years, at Base Prices.

◌	At spot prices, the estimated after-tax NPV5% increases to approximately $4.9 billion, an IRR of 62%, and initial payback of 1.2 years.

●	Significant production over long mine life: Annual production of 345,000 gold equivalent (“AuEq”) ounces (“oz”) over the first three years. Life of mine (“LOM”) average annual production of 246,000 oz AuEq over the initial 14.6 year mine life.

◌	At Base Prices, approximately 25% contribution from copper, a designated critical mineral by the U.S. Department of the Interior.

●	Attractive cost profile: Initial capital expenditures of approximately US$1.3 billion, including a 20% contingency, and LOM All-In Sustaining Costs (“AISC”) of $1,046 per gold ounce (by-product basis).

●	Exploration potential: The PEA considers only one of three deposits on the property with stated Resources. Several additional targets nearby the Whistler deposit have been identified for further exploration.

Tim Smith, Chief Executive Officer of U.S. GoldMining commented: “With the completion of our Whistler PEA we’ve achieved a major milestone for the Project and the Company. We are extremely pleased with the results of the PEA, which delivers exceptional value and sets a solid foundation for the Whistler Project. We look forward to continuing to advance mining studies at the Project in the near term. We are also encouraged about the potential to expand the model by integrating additional resources through additional work. We’re also excited about our exploration strategy across the Project to develop a pipeline of future potential discoveries building towards continued resource growth. We expect to share details of our 2026 exploration program at Whistler in the coming weeks, which includes testing of numerous promising porphyry gold-copper targets within the Whistler Orbit.”

For further information, please see the S-K 1300 Report titled “Whistler Gold-Copper Project, S-K 1300 Technical Report Summary and Initial Assessment with Economic Analysis, Alaska, United States of America” and the 43-101 Report titled “Whistler Gold-Copper Project, NI 43-101 Technical Report and Preliminary Economic Assessment”, each dated effective March 2, 2026. The S-K-1300 Report is available under the Company’s profile at www.sec.gov and the NI 43-201 Report is available under its profile at www.sedarplus.ca.

1 All financial figures are in United States dollars unless otherwise stated. Base Prices used in the 2026 Whistler PEA are $3,200 per ounce gold, $4.50 per pound copper, and $37.50 per ounce silver. References to spot prices reflect $5,000 per ounce gold, $5.85 per pound copper, and $70 per ounce silver. Spot prices were selected based on the 5-day and 1-month intra-day trading prices for the periods ending February 23, 2026. The gold equivalent equations are: AuEq(oz) = Au(oz) + (Cu(lbs)*$4.50/lb + Ag(oz)*$37.50/oz) / $3,200/oz. AISC includes mining costs, processing costs, royalties, G&A costs, transportation costs, sustaining capital and closure costs less by-product credits.

Qualified Person

Tim Smith, P.Geo., Chief Executive Officer of the Company, has supervised the preparation of this news release and has reviewed the additional scientific and technical information contained herein. Mr. Smith is a qualified person as defined under NI 43-101 and S-K 1300.

Technical Information

The results of the PEA contained herein are preliminary in nature and are intended to provide an initial assessment of the Project’s economic potential and development options of the Project. Among other things, the PEA, including its mine schedule, cost estimates and economic assessment, includes numerous assumptions and there can be no certainty that this economic assessment may be realized.

The disclosure herein, including relating to mineral resource estimates, has been prepared in accordance with the requirements of Canadian securities laws, as set forth in NI 43-101, which references the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) classification system, the CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, and in accordance with the requirements found in S-K 1300.

About U.S. GoldMining Inc.

U.S. GoldMining Inc. is an exploration and development company focused on advancing the 100% owned Whistler Gold-Copper Project, located 105 miles (170 kilometers) northwest of Anchorage, Alaska, U.S.A. The Whistler Project consists of several gold-copper porphyry deposits and exploration targets within a large regional land package entirely on State of Alaska mining claims totaling approximately 53,700 acres (217.5 square kilometers).

For further information regarding the Project, refer to previous technical disclosures available on the Company’s website and under the Company’s respective profiles at www.sec.gov and www.sedarplus.ca.

Visit www.usgoldmining.us for more information.

About Ausenco

Ausenco is a global company redefining what’s possible. The team is based out of 21 offices working across five continents to deliver services worldwide. Combining deep technical expertise with a 30-year track record, Ausenco delivers innovative, value-add consulting, studies, project delivery, asset operations and maintenance solutions to the minerals and metals and industrial sectors.

Visit www.ausenco.com for more information.

For additional information, please contact:

U.S. GoldMining Inc.

Alastair Still, Chair

Tim Smith, Chief Executive Officer

Telephone Toll Free: 1-833-388-9788

Email: info@usgoldmining.us

Forward-Looking Statements

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” within the meaning of the United States federal securities laws and “forward-looking information” within the meaning of applicable Canadian securities laws (collectively, “forward-looking statements”). Such statements include statements with regard to the Company’s plans expectations regarding the Project, including statements regarding the results of the PEA, expectations regarding the Project and its future exploration and development potential, LOM projections, estimates of capital, sustaining and other costs and revenues under the PEA and expectations regarding future exploration plans. Words such as “expects”, “anticipates”, “plans”, estimates” and “intends” or similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on U.S. GoldMining’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict and involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, fluctuating commodity prices, risks inherent with preliminary economic assessments and mineral resource estimation generally, economic risks, changing economic factors, including those impacting estimated costs and expenditures and economic returns under the PEA, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and future development work, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals or permits, title disputes other risks inherent in the exploration and development of mineral properties and the other risk factors set forth in the Company’s filings with the U.S. Securities and Exchange Commission at www.sec.gov and Canadian Securities Administrators at www.sedarplus.ca. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release. Forward-looking statements contained in this news release are made as of this date, and U.S. GoldMining does not undertake any duty to update such information except as required under applicable law.